Exhibit 3.234

CERTIFICATE OF INCORPORATION

OF

FR COUNTERMEASURES INC.

FIRST:    The name of the Corporation is FR Countermeasures Inc.

SECOND:    The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.

THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The total number of shares which the Corporation shall have authority to issue is 750, each of which shares shall have $1.00 par value.

FIFTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend and repeal By-Laws of the Corporation.

SIXTH:    The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

SEVENTH:    Written ballots shall not be required for the election of Directors unless required by the By-Laws.

EIGHTH:    The name and mailing address of the incorporator are Susan E. Harlos, c/o Jaeckle Fleischmann & Mugel, LLP, 800 Fleet Bank Building, 12 Fountain Plaza, Buffalo, New York 14202-2292.

NINTH:    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make this Certificate of Incorporation, do certify and affirm under penalty of perjury that the facts herein stated are true, and, accordingly, have hereto set my hand on 5th day of December 2000.

/s/ Susan E. Harlos
Susan E. Harlos, Sole Incorporator

FR COUNTERMEASURES INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

FR, Countermeasures Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1.    Article 1 of the Certificate of Incorporation of the corporation is amended to read as follows:

“The name of the corporation is Armtec Countermeasures TNO Co.

2.    The amendment was duly proposed and declared advisable by the corporation’s Board of Directors and adopted by the corporation’s stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 27th day of December, 2005.

FR COUNTERMEASURES INC.

By:	/s/ Robert D. George
Robert D. George, Vice President

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of ARMTEC COUNTERMEASURES TNO CO., a Delaware Corporation, on this 22nd day of January, A.D. 2007, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 22nd day of January, A.D., 2007.

By:	/s/ Robert D. George
Authorized Officer

Name:	ROBERT D. GEORGE
Print or Type

Title:	VICE PRESIDENT, SECRETARY & TREASURER